Exhibit 99.1

Jamba, Inc. Provides Update for Fourth Quarter and Fiscal Year 2017,

Select Business Initiatives and Issues Initial 2018 Guidance

FRISCO, Texas, February 12, 2018 -- Jamba, Inc. (NASDAQ:JMBA) (“the Company”) provided updates for the quarter and fiscal year ended January 2, 2018 (“fourth quarter” and “full year”, respectively), progress against select business initiatives, and issued 2018 Guidance.

Highlights for the fourth quarter 2017:

•	On a comparable calendar basis, system-wide comparable store sales (1) increased 5.3%.
•	Comparable store sales (1) increased 5.2% at franchise-owned locations and increased 6.5% at company-owned locations.
•

Gift Card Sales increased approximately $5.2 million, or over 79%, as compared to the quarter ended January 3, 2017.  Growth was achieved across all distribution channels, including in-store and third party retailers.

•	Operational execution and guest satisfaction improved across multiple measures and will continue to be a focus for the Company to drive guest loyalty and improve transaction frequency.
•	Opened 15 new stores and closed eight stores, resulting in seven openings, net of closures (2).
•	Held $10.0 million in cash and had no outstanding principal balance on its line of credit, as of January 2, 2018. The reported balance is unaudited.

Highlights for the fiscal year 2017:

•	On a comparable calendar basis, system-wide comparable store sales (1) declined 0.4%.
•	Comparable store sales (1) declined 0.3% at franchise-owned locations and declined 1.4% at company-owned locations.
•

Opened 50 new stores and closed 39 stores, resulting in 11 openings, net of closures (2).  Average unit volume (3) for the 39 closed stores is below $300,000, less than half of the average unit volume (3) of the remaining store base.

“Our fourth quarter system-wide comparable store sales increased 5.3%, the best quarterly sales result in over two years.  This also marked the seventh consecutive quarter where our results beat the industry benchmark,” said Dave Pace, President, and Chief Executive Officer.  “We continued to inject industry talent and expertise into key roles across the organization and as a result, have made important progress in the business in 2017 which is evident in our fourth quarter results.  We exited non-core and underperforming business units to improve profitability, and further optimized the franchisee portfolio through transactions in Chicago, Phoenix, and Seattle.  All of these actions have supported our focus on enhancing the customer experience in our retail stores.”

Pace continued, “In 2018, we will continue to focus on improving the customer experience, driving transaction growth, and increasing store level margins.  With these improvements, we plan to expand our global store footprint and continue to enhance this iconic brand.  We expect this to result in continued improved financial performance and deliver significant value to our shareholders.”

Select Business Initiative Update

•

Catering: The Company initiated a Catering test in 2017 to validate operational feasibility.  Following success in the operational testing stage, the Company expanded the test in the third quarter.  In the fourth quarter, additional resources were deployed to further drive trial of the Catering program.  The Company extended the test into 2018 to commercially optimize the offering and plans to extend to select areas within the franchise system in 2018.

•

New Store Openings:  Newly opened drive-thru format locations continue to generate sales that over-index versus the Company’s standard predictive model and result in meaningfully improved unit economics.  The Company expects to increase the proportion of new domestic drive-thru format stores as a percentage of total domestic new store openings, from 10% in 2017 to approximately 25% in 2018.  The Company anticipates capturing long-term benefit from this shift to higher value formats.

•

Reimage prototype: The Company completed qualitative research in the fourth quarter of 2017 on five test locations that were converted to the new design.  Findings indicate the new prototype is preferred as compared to the legacy design.  Additional conversions are being completed with franchise partners to expand the test population.  The Company is implementing promotional tactics to drive consumer trial in the reimaged stores, and will subsequently complete quantitative test measurements.  Further updates will be provided as the test continues.

Anticipated Expenses

As previously disclosed, the Company expects to record additional expenses (collectively, “audit and related expenses”)   resulting from efforts to complete 2016 financial statements, their subsequent audit and review, and remediation efforts related to the anticipated Material Weakness disclosed in the Company’s Form 12b-25 filed with the Securities and Exchange Commission on May 15, 2017.  As a result of the ongoing nature of this work, the Company expects to record expenses in its 2017 and 2018 financial statements in addition to expenses in 2016 as reflected in its 2016 Form 10-K.  Due to the unusual and non-recurring nature of these expenses, the Company anticipates adjusting for them in its non-GAAP financial measures.

Liquidity

As of January 2, 2018, the Company held $10.0 million in cash, as compared to $7.1 million at January 3, 2017.  The Company had $0.3 million of restricted cash, as compared to $0.5 million as of January 3, 2017.  Reported balances are unaudited.

The Company used approximately $5.7 million of cash during fiscal 2017 to pay audit and related expenses.  The Company anticipates audit and related expenses will continue into 2018 and result in additional use of cash, and financial statement expense, though at a reduced level as compared to 2017.

The Company had not drawn against its line of credit, and had no outstanding principal balance as of January 2, 2018.

2017 Guidance / Results

The Company is in the process of completing its financial statements for the fiscal year ended January 2, 2018.  The Company evaluated issuing its updated 2017 guidance / results expectations to provide additional visibility.  In order to ensure compliance with Securities and Exchange Commission (“SEC”) requirements, the Company concluded it is not able to provide such information at this time.  The Company will provide further 2017 information when financial statements are complete.

Initial 2018 Guidance

The Company expects to achieve the following for fiscal 2018:

Metric	Guidance
Total Revenue	$68 million to $70 million
Annual system-wide comparable sales (1)	Positive
Non-GAAP Adjusted EBITDA (4)	$15 million to $16 million

At a future date, the Company will provide an update to this guidance to include the necessary adjustments for revenue recognition requirements.  The Company will also provide appropriate reconciliation tables.

Non-GAAP Adjusted EBITDA set forth above is a forward looking non-GAAP measure which the Company is not able to provide a comparable GAAP forward-looking estimate of net income without unreasonable efforts, as information needed to make a reasonable forward-looking estimate is difficult to predict and estimate and dependent on future events which are uncertain or outside of the Company’s control.  The probable significance of such adjustments is also similarly difficult to estimate for the same reasons.

Form 10-K and 10-Q Filings

The delay in completion of the Company’s financial statements results from changes the Company underwent in the past several years as it moved its business to a franchise focused, asset light business model and the significant changes in leadership, key personnel, and relocation of corporate office in 2016, resulting in a significant increase in non-routine transactions which impacted processes related to the preparation of the financial reports, and the reduced materiality threshold.

As previously disclosed, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the Securities and Exchange Commission.  While the Company has filed its Form 10-K for the year ended January 3, 2017, the Nasdaq Hearings Panel of The Nasdaq Stock Market granted the Company’s request to continue its listing on Nasdaq conditioned on the additional filings of its Forms 10-Q for the fiscal quarters ended April 4, July 4 and October 3, 2017 on or before March 15, 2018.  The Company is diligently working to satisfy the terms of the Panel’s decision and fully intends to take all steps necessary to regain compliance with the Rule and file its delinquent Form 10-Qs from 2017 as soon as is practicable.

Anticipated Timing and Sequencing of Public Communication

The Company is diligently working to complete and file its Forms 10-Q for the fiscal quarters ended April 4, July 4 and October 3, 2017.  When complete, the Company anticipates it will file the Forms 10-Q on the same date.

Following the filing of the three, 2017 Forms 10-Q, the Company expects to host an Earnings Call consisting of both prepared remarks and a question-and-answer session.

The Company’s accounting team continues to work diligently and cooperatively with Jamba’s auditor, Whitley Penn, LLP to finalize the quarterly reviews and complete the audit process for fiscal 2017 and to thereafter file the Form 10-K as soon as practicable.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a global healthy lifestyle brand that inspires and simplifies healthful living through freshly blended whole fruit and vegetable smoothies, bowls, juices, cold-pressed shots, boosts, snacks, and meal replacements. Jamba’s blends are made with premium ingredients free of artificial flavors and preservatives so guests can feel their best and blend the most into life.

Jamba Juice® has more than 800 franchised and company-owned locations worldwide, as of January 2, 2018. For more information, visit jambajuice.com.

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. These statements include, but are not limited to, statements referenced under the caption “Initial 2018

Guidance” above, risks and uncertainties relating to the Company’s ability to file its periodic reports with the Securities and Exchange Commission in a manner to regain and continue to maintain compliance with Nasdaq listing rules, the Company’s business strategy and financial performance, its revenue and customer volatility based upon weather and general economic conditions, the operating results of the Company’s franchisees, additional costs expected to be incurred as a result of ongoing work relating to the Company’s financial statements, including anticipated remediation efforts relating to the material weakness disclosed in the Company’s Form 10-K, the fluctuations in various food and supply costs, competition and other risks related to the food services business, the Company’s ability to retain its executive management team and key employees and other factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Non-GAAP Financial Measures

The Company provides certain forward-looking non-GAAP financial measures to its investors. The Company believes that providing these forward-looking non-GAAP measures to its investors provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1) Company-owned comparable store sales represents the change in year-over-year sales for Company-owned stores opened for at least one full year. Franchise-operated comparable store sales, a non-GAAP financial measure, represents the change in year-over-year sales for all Franchise Stores opened for at least one full year, as reported by franchisees, and excludes International Stores and Express format. System-wide comparable store sales, a non-GAAP financial measure, represents the change in year-over-year sales for all Company and Franchise Stores opened for at least one full year, as reported by franchisees, and excludes International Stores and Express format.  Comparable store sales includes closed locations for the periods in which they have comparable sales. Company-owned comparable store sales percentages as used herein may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and System-wide comparable stores sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and Franchise-operated stores.

(2) New store openings, net of closures is defined as the count of new store openings, minus the count of store closures.

(3) Average unit volume is defined as trailing 52 weeks of sales for stores open at least one full year.

(4) The Company used the non-GAAP financial measure of Adjusted EBITDA in its statements made in this release and believes that these are useful in measuring the operating performance of the Company. Adjusted EBITDA is equal to net income, adjusted for: (a) depreciation and amortization; (b) interest income; (c) interest expense; (d) income taxes; (e) impairment expense; (f) stock based compensation expense; and (g) other one-time or extraordinary items that are not reflective of the ongoing business such as legal settlements, expenses related to the extended audit and gain or loss resulting from refranchising activities.

JAMBA, INC.
(Unaudited)

COMPARABLE STORE SALES FISCAL 2017

Fiscal Calendar Basis	13 Weeks Ended		52 Weeks Ended
	2017	2016	2017	2016
Increase/(Decrease)	January 2, 2018 vs December 27, 2016 (b)	January 3, 2017 vs December 29, 2015	January 2, 2018 vs December 27, 2016 (b)	January 3, 2017 vs December 29, 2015

Percentage change in comparable store sales
Company stores	3.2%	(2.5)%	(1.3)%	0.8%
Franchise stores	2.8%	(2.2)%	(0.4)%	(0.3)%
System-wide	2.9%	(2.2)%	(0.5)%	(0.2)%

Comparable Calendar Basis (a)	13 Weeks Ended		52 Weeks Ended
	2017	2016	2017	2016
Increase/(Decrease)	January 2, 2018 vs January 3, 2017	January 3, 2017 vs December 29, 2015	January 2, 2018 vs January 3, 2017	January 3, 2017 vs December 29, 2015

Percentage change in comparable store sales
Company stores	6.5%	(2.5)%	(1.4)%	0.8%
Franchise stores	5.2%	(2.2)%	(0.3)%	(0.3)%
System-wide	5.3%	(2.2)%	(0.4)%	(0.2)%

Percentage change in comparable company store sales
Traffic	3.0%	(3.7)%	(4.7)%	(2.4)%
Average check	3.5%	1.2%	3.3%	3.2%
Total comparable company store sales	6.5%	(2.5)%	(1.4)%	0.8%

(a) Due to a 53 week fiscal 2016, year-over-year fiscal comparisons are offset by one week. Using comparable calendar periods balances the one week shift and provides a clearer year over year comparison. 2016 fiscal and calendar comparisons are the same.

(b) Fiscal year ended on January 3, 2017 and contained a 53rd week; comparable store sales are calculated based on a 13 week quarter and 52 week year

JAMBA, INC.
(Unaudited)

STORE COUNT QUARTER 4 FISCAL 2017
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
For the Quarter Ended January 2, 2018
At October 3, 2017	52	743	71	866
Opened	1	12	2	15
Acquired	—	—	—	—
Closed	—	(6)	(2)	(8)
Refranchised	—	—	—	—
At January 2, 2018	53	749	71	873

For the Quarter Ended January 3, 2017(a)
At September 27, 2016	69	712	68	849
Opened	—	16	9	25
Acquired	—	—	—	—
Closed	(2)	(3)	(7)	(12)
Refranchised	(1)	1	—	—
At January 3, 2016	66	726	70	862

(a) As communicated on March 20, 2017, the Company now excludes Express format stores from store counts. Store counts exclude Express in both 2016 and 2017 for comparability.

JAMBA, INC.
(Unaudited)

NEW STORE OPENINGS, NET OF CLOSURES QUARTER 4 FISCAL 2017
	Quarter Ended		Fiscal Year Ended
	January 2, 2018	January 3, 2017(a)	January 2, 2018	January 3, 2017(a)
Openings
Traditional	7	6	25	26
Non-traditional	6	10	11	18
Drive thru	—	—	4	2
International	2	9	10	19
Total	15	25	50	65

Closures
Traditional	(4)	(4)	(14)	(14)
Non-traditional	(2)	(1)	(16)	(16)
Drive thru	—	—	—	—
International	(2)	(7)	(9)	(24)
Total	(8)	(12)	(39)	(54)

Openings, Net of Closures(b)
Traditional	3	2	11	12
Non-traditional	4	9	(5)	2
Drive thru	—	—	4	2
International	—	2	1	(5)
Total	7	13	11	11

(a) As communicated on March 20, 2017, the Company now excludes Express format stores from store counts. Store counts exclude Express in both 2016 and 2017 for comparability.
(b) New store openings, net of closures is defined as the count of new store openings, minus the count of store closures.

Contact:

Investor Relations

Dara Dierks

646-277-1212

investors@jambajuice.com